EXHIBIT 99.1

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, Ga., April 17, 2014 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $814,000, or $0.10 per diluted share for the first quarter of 2014 compared to $567,000, or $0.07 per diluted share for the comparable 2013 period. This increase of 43.56 percent in net income was primarily driven by an increase in net interest income and a reduction in provision for loan losses. "We are pleased to report first quarter operating results that reflect significant improvement in core earnings and strong regulatory capital. While loan demand is still less than robust, we continue to see signs of economic recovery that should result in loan activity picking up. While our substandard assets to tier one capital plus loan loss allowance ratio remained relatively flat this quarter, we have several transactions that should settle during second quarter to further reduce our problem assets," said Ed Loomis, President and Chief Executive Officer. "Efforts to reduce our problem assets and increase our outstanding loan balances will reinforce our balance sheet and further position our company for prolonged success."

Capital

Colony continues to maintain a solid capital position to be categorized as "well-capitalized" by regulatory benchmarks. At March 31, 2014, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.62 percent, 16.09 percent and 17.34 percent, respectively, compared to the previous quarter end of 10.57 percent, 15.81 percent and 17.06 percent, respectively, at December 31, 2013 and to 10.18 percent, 15.60 percent and 16.86 percent, respectively, at March 31, 2013. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the first quarter of 2014, the Company reported net interest income of $9.19 million and a net interest margin of 3.47 percent, compared to $9.05 million and 3.45 percent, respectively, for first quarter 2013.  While challenging in this low interest rate environment to maintain net interest margin, the company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $54.12 million at March 31, 2014 compared to $53.41 million and $61.91 million, respectively, at December 31, 2013 and March 31, 2013. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 38.40%, 38.18% and 45.85%, respectively, at March 31, 2014, December 31, 2013 and March 31, 2013.   Non-performing assets decreased slightly from the previous quarter end to $39.16 million or 5.21 percent of total loans and other real estate owned as of March 31, 2014. This compares to $39.61 million or 5.17 percent and $39.58 million or 5.24 percent, respectively, as of December 31, 2013 and March 31, 2013.  Loan loss reserve methodology resulted in three months ended March 31, 2014 provision for loan losses of $0.33 million compared to $1.50 million for the comparable 2013 period. With continued stabilization in the economy, we expect continued improvement in our substandard assets.

Other real estate ("OREO") totaled $14.23 million at March 31, 2014 compared to $15.50 million and $18.77 million, respectively, at December 31, 2013 and March 31, 2013. During the quarter three auctions were held to liquidate OREO properties. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the first quarter of 2014 net charge-offs were $0.42 million, or 0.06 percent of average loans as compared to net charge-offs of $1.31 million, or 0.18 percent of average loans in first quarter 2013. The loan loss reserve was $11.71 million on March 31, 2014, or 1.59 percent of total loans compared to $11.81 million, or 1.57 percent on December 31, 2013 and to $12.95 million, or 1.76 percent on March 31, 2013.  Management believes that the 2014 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at March 31, 2014.

Noninterest Income

Total noninterest income decreased in the comparable periods as noninterest income for three months ended March 31, 2014 was $2.06 million compared to $2.22 million in the comparable 2013 period, or a decrease of 7.03 percent. Service charge fee income on deposit accounts decreased $34 thousand, or 3.09 percent. Mortgage fee income decreased $52 thousand, or 43.70 percent and gains on the sale of SBA/USDA loans decreased $352 thousand, or 100.00 percent. Offsetting these decreases was debit card interchange fees and ATM fees that increased $154 thousand, or 39.11 percent. The company continues to explore revenue enhancement products and services to improve fee income.

Noninterest Expense

Total noninterest expense increased to $8.87 million in three months ended March 31, 2014 compared to $8.4 million in the comparable 2013 period, or an increase of 5.55%. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $955 thousand in three months ended March 31, 2014 compared to $700 thousand in the comparable 2013 period. Salaries and employee benefit expenses increased to $4.41 million in three months ended March 31, 2014 compared to $4.17 million in the comparable 2013 period, or an increase of 5.83 percent. Occupancy expenses increased to $1.02 million in the three month period ended March 31, 2014 compared to $0.93 million in the comparable 2013 period, or an increase of 9.32 percent.   Other noninterest expense increased to $3.43 million compared to $3.29 million, or an increase of 4.38 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/2014	03/31/2013	03/31/2014	03/31/2013
Net Interest Income	$9,194	$9,046	$9,194	$9,046
Provision for Loan Losses	327	1,500	327	1,500
Non-interest Income	2,062	2,218	2,062	2,218
Non-interest Expense	8,866	8,400	8,866	8,400
Income Taxes	606	427	606	427
Net Income	1,457	937	1,457	937
Preferred Stock Dividend	643	370	643	370
Net Income Available to Common Shareholders	814	567	814	567

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	03/31/2014	03/31/2013	03/31/2014	03/31/2013
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.10	$0.07	$0.10	$0.07
Earnings Per Diluted Share (b)	$0.10	$0.07	$0.10	$0.07
Common Book Value Per Share	$7.62	$8.01	$7.62	$8.01
Tangible Common Book Value Per Share	$7.60	$7.98	$7.60	$7.98

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/2014	03/31/2013	03/31/2014	03/31/2013
Net Interest Margin (a)	3.47%	3.45%	3.47%	3.45%
Return on Average Assets (b)	0.29%	0.20%	0.29%	0.20%
Return on Average Total Equity (b)	3.55%	2.37%	3.55%	2.37%
Efficiency (c)	78.56%	74.24%	78.56%	74.24%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	03/31/2014	03/31/2013
Total Assets	$1,141,836	$1,118,865
Loans, Net of Reserves	726,125	723,651
Allowance for Loan Losses	11,710	12,930
Intangible Assets	179	215
Deposits	976,854	953,575
Common Shareholders' Equity	64,348	67,567
Common Equity to Total Assets	5.64%	6.04%
Total Equity	92,348	95,437
Total Equity to Total Assets	8.09%	8.53%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/2014	03/31/2013	03/31/2014	03/31/2013
Total Assets	$1,133,529	$1,124,406	$1,133,529	$1,124,406
Loans, Net of Reserves	728,640	723,605	728,640	723,605
Deposits	969,439	964,807	969,439	964,807
Common Shareholders' Equity	63,661	67,734	63,661	67,734
Total Equity	91,661	95,580	91,661	95,580

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/2014	03/31/2013	03/31/2014	03/31/2013
Nonperforming Loans	$24,935	$20,439	$24,935	$20,439
Nonperforming Assets	39,162	39,577	39,162	39,577
Substandard Assets	54,124	61,912	54,124	61,912
Net Loan Chg-offs (Recoveries)	423	1,307	423	1,307
Reserve for Loan Loss to Total Loans	1.59%	1.76%	1.59%	1.76%
Reserve for Loan Loss to Non- performing Loans	46.96%	63.26%	46.96%	63.26%
Reserve for Loan Loss to Non-performing Assets	29.90%	32.67%	29.90%	32.67%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.06%	0.18%	0.06%	0.18%
Nonperforming Loans to Total Loans	3.38%	2.77%	3.38%	2.77%
Nonperforming Assets to Total Assets	3.43%	3.54%	3.43%	3.54%
Nonperforming Assets to Total Loans And Other Real Estate	5.21%	5.24%	5.21%	5.24%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	38.40%	45.85%	38.40%	45.85%

Quarterly Comparative Data (in thousands, except per share data)
	1Q2014	4Q2013	3Q2013	2Q2013	1Q2013

Assets	$1,141,836	$1,148,551	$1,113,141	$1,106,454	$1,118,865
Loans	726,125	739,052	734,792	730,920	723,651
Deposits	976,854	987,529	949,463	943,337	953,575
Common Shareholders' Equity	64,348	61,954	62,859	63,828	67,567
Total Equity	92,348	89,954	90,815	91,740	95,437
Net Income	1,457	1,626	1,080	986	937
Net Income Available to Common Shareholders	814	1,241	701	611	567
Net Income Per Share	0.10	0.15	0.08	0.07	0.07

Key Performance Ratios	1Q2014	4Q2013	3Q2013	2Q2013	1Q2013
Return on Average Assets (1)	0.29%	0.44%	0.25%	0.22%	0.20%
Return on Average Total Equity (1)	3.55%	5.43%	3.09%	2.56%	2.37%
Common Equity to Total Assets	5.64%	5.38%	5.65%	5.77%	6.04%
Total Equity to Total Assets	8.09%	7.81%	8.16%	8.29%	8.53%
Net Interest Margin	3.47%	3.68%	3.67%	3.64%	3.45%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$20,592	$25,692	$18,608
Federal Funds Sold	18,183	20,495	10,966
	38,775	46,187	29,574
Interest-Bearing Deposits	22,401	21,960	8,706
Investment Securities
Available for Sale, at Fair Value	278,957	263,258	288,249
Held for Maturity, at Cost (Fair Value of $38, $37 and $43 as of Mar. 31, 2014, Dec. 31, 2013, and Mar. 31, 2013, Respectively)	38	37	43
	278,995	263,295	288,292
Federal Home Loan Bank Stock, at Cost	2,831	3,164	3,164
Loans	738,194	751,218	736,820
Allowance for Loan Losses	(11,710)	(11,806)	(12,930)
Unearned Interest and Fees	(359)	(360)	(239)
	726,125	739,052	723,651
Premises and Equipment	24,637	24,876	25,071
Other Real Estate	14,227	15,502	18,771
Other Intangible Assets	179	188	215
Other Assets	33,666	34,327	21,421
Total Assets	$1,141,836	$1,148,551	$1,118,865

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$119,984	$115,261	$121,921
Interest-Bearing	856,870	872,269	831,654
	976,854	987,530	953,575
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	40,000
	64,229	64,229	64,229

Other Liabilities	8,405	6,838	5,624

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	28,000	28,000	27,870
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Mar. 31, 2014, Dec. 31, 2013 and Mar. 31, 2013, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	34,259	33,445	31,022
Accumulated Other Comprehensive Loss, Net of Tax	(7,495)	(9,075)	(1,039)
	92,348	89,954	95,437
Total Liabilities and Stockholders' Equity	$1,141,836	$1,148,551	$1,118,865

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Three Months Ended
	03/31/2014	03/31/2013	03/31/2014	03/31/2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,689	$10,361	$9,689	$10,361
Federal Funds Sold	9	14	9	14
Deposits with Other Bank	13	11	13	11
Investment Securities
U. S. Government Agencies	1,184	712	1,184	712
State, County and Municipal	28	33	28	33
Corporate Obligations/Asset-Backed Sec.	--	14	--	14
Dividends on Other Investments	30	19	30	19
	10,953	11,164	10,953	11.164
Interest Expense
Deposits	1,321	1,686	1,321	1,686
Borrowed Money	438	432	438	432
	1,759	2,118	1,739	2,118
Net Interest Income	9,194	9,046	9,194	9,046
Provision for Loan Losses	327	1,500	327	1,500
Net Interest Income After Provision for Loan Losses	8,867	7,546	8,867	7,546

Noninterest Income
Service Charges on Deposits	1,067	1,101	1,067	1,101
Other Service Charges, Commissions and Fees	581	404	581	404
Mortgage Fee Income	67	119	67	119
Other	347	594	347	594
	2,062	2,218	2,062	2,218
Noninterest Expense
Salaries and Employee Benefits	4,412	4,169	4,412	4,169
Occupancy and Equipment	1,020	933	1,020	933
Securities Losses	--	8	--	8
Other	3,434	3,290	3,434	3,290
	8,866	8,400	8,866	8,400

Income Before Income Taxes	2,063	1,364	2,063	1,364
Income Taxes	606	427	606	427
Net Income	1,457	937	1,457	937

Preferred Stock Dividends	643	370	643	370

Net Income Available to Common Shareholders	$814	$567	$814	$567
Net Income Per Share of Common Stock
Basic	$0.10	$0.07	$0.10	$0.07
Diluted	$0.10	$0.07	$0.10	$0.07
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258

CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6000 (Ext 6002)